Exhibit 99.1
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                                            Timothy Kasmoch, CEO
                                                 info@nviro.com   (419) 535-6374
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   N-VIRO INTERNATIONAL CORPORATION ANNOUNCES DISMISSAL OF LAWSUIT AGAINST IT

Toledo Ohio, Tuesday, October 16, 2007 - N-Viro International Corp. (OTC BB/NVIC.OB) ("N-Viro") announced today that it had achieved the dismissal of a lawsuit in favor of N-Viro and certain past and/or current officers and directors. The action was originally brought in July 2006 by the former CEO, President and Chairman of the Board of N-Viro, J. Patrick Nicholson. In its order granting the dismissal, the Honorable James G. Carr, Chief Judge for the Federal District Court for the Northern District of Ohio, determined that the claims of the plaintiffs were not timely brought and that the plaintiffs' failed to serve properly certain defendants. In addition, the court concluded that the plaintiffs failed to identify any specific statements by N-Viro that were false and misleading and failed to prove that the required inference of scienter.

With the dismissal, N-Viro has prevailed in all actions brought by Mr. Nicholson against N-Viro and its officers and directors. Earlier this year, N-Viro was successful in an arbitration action brought by Mr. Nicholson regarding its termination of a consulting agreement in 2005. In that case, the arbitrator ruled that N-Viro was legally justified in its termination for cause of Mr. Nicholson's consulting agreement. Now his federal action has similarly ended in favor of the Company.

Timothy R. Kasmoch, CEO and President, had these comments: "Mr. Nicholson, through his onslaught of litigation, has wasted company resources. But, we were never distracted from our vision for the future. We will continue to develop our patented N-Viro Fuels technology and believe that N-Viro shareholders will be rewarded. N-Viro is a great company. With positive and honest leadership, I believe great things are possible for N-Viro."

About  NVIC
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N-Viro  International  Corporation  develops  and  licenses  its  technology  to municipalities and private companies. N-Viro's patented processes use lime and/or mineral-rich, combustion byproducts to treat, pasteurize, immobilize and convert wastewater sludge and other bio-organic wastes into biomineral agricultural and soil-enrichment products with real market value. More information about N-Viro International can be obtained by contacting the office or on the Internet at www.nviro.com or by e-mail inquiry to info@nviro.com
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Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company believes that trends in sludge treatment are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing processes. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-KSB, its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.